UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2011 (June 29, 2011)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On June 30, 2011, the Registrant closed a $2,350,000 offering of its Series C Convertible Preferred Stock under a Preferred Stock Purchase Agreement it entered into with Genalta Power Inc.  The Preferred Stock Purchase Agreement was described and attached as an exhibit to a Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on June 10, 2011, and the description of the agreement is incorporated herein by reference.

In connection with the closing, the Registrant issued 2,350,000 shares of its Series C Convertible Preferred Stock to Genalta Power Inc.  The sale of these shares is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2).  The Registrant made this determination based on representations made by the investor to the Registrant that, among other things, it is an accredited investor.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2011, the Registrant filed a Certificate of Designation to fix the preferences, limitations, and relative rights of its Series C Convertible Preferred Stock with the Delaware Secretary of State.  A copy of such certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, as-filed with the Delaware Secretary of State on June 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: July 1, 2011	By:	/s/ Dean R. Marks
Dean R. Marks Chief Executive Officer